Exhibit 4(c).12b

Chief Executive Securities Agreement 2003

Westpac Banking Corporation

ABN 33 007 457 141

David Raymond Morgan

Allens Arthur Robinson

The Chifley Tower

2 Chifley Square

Sydney NSW 2000

Australia

Tel 61 2 9230 4000

Fax 61 2 9230 5333

© Copyright Allens Arthur Robinson 2003

Chief Executive Securities Agreement 2003	Allens Arthur Robinson

Table of Contents

1.	Definitions and interpretations
1.1 Definitions
1.2 Interpretation
2.	Conditions Precedent
2.1 Shareholder Approval
2.2 Employment
3.	Grant of Options and Share Rights
3.1 Grant
3.2 Terms of grant
4.	Creation and Lapse of Securities
4.1 Creation of Securities
4.2 Time of lapse
4.3 Rights following lapse
5.	Exercise of Securities
5.1 Vested Securities
5.2 Exercise Period
5.3 Exercise of Securities in part
5.4 Exercise procedure
6.	Performance Hurdles and Vested Securities
6.1 Performance Hurdles
6.2 Determination of number of Vested Securities
6.3 Rounding of fractions
7.	Allotment of Shares
8.	Capital Event
9.	Ranking and listing
10.	General
	10.1	Notices
	10 2	Error Correction
	10.3	Remedies
	10.4	Governing Law
Schedule

i

Date                       14 August 2003

Parties        WESTPAC BANKING CORPORATION (ABN 33 007 457 141) of 60 Martin Place, Sydney 2000 in the State of New South Wales (the Bank)

DAVID RAYMOND MORGAN C/- of Level 27, 60 Martin Place, Sydney, 2000 in the State of New South Wales (Dr. Morgan)

Recital         In consideration of the services to be rendered by Dr. Morgan to the Bank during the term of his office as Managing Director and Chief Executive Officer, the Bank proposes to grant options and share rights to Dr. Morgan on the following terms and conditions.

Operative Provisions

1.                                      Definitions and interpretations

1.1                               Definitions

In this Agreement the following terms have the following meanings:

ASX means Australian Stock Exchange Limited (ABN 98 008 624 691).

Award means each grant of Securities pursuant to Clause 3.1, and Performance Options and Performance Share Rights having the same Commencement Date shall be separate awards.

Bank means Westpac Banking Corporation (ABN 33 007 457 141) or any company that becomes a holding company of Westpac Banking Corporation.

Board means the board of directors of the Bank from time to time, acting as a board.

Business Day means any day on which the ASX is open for trading in Sydney.

Capital Event means any of the following:

(a)              any event affecting the number or type of securities on issue in the capital of the Bank, including a subdivision, consolidation, reduction, redemption or further issue of securities whether by way of rights issue, bonus issue or otherwise; and

(b)             any other event which the Board in its discretion reasonably considers should be a Capital Event.

Commencement Date means in respect of any Security, the date of commencement of the Performance Period for that Security specified in clause 3.1.

Constitution means the Bank’s constitution as amended from time to time.

Corporations Act means the Corporations Act 2001 (Cth).

Determination Date means, in respect of any Security, the Trading Day immediately preceding the date of grant of that Security pursuant to clause 3.1.

Dr. Morgan means David Raymond Morgan or, on his death or legal incapacity, his legal personal representative.

Employee means any person who is in full-time employment of the Bank

Employment Agreement means the Chief Executive Employment Agreement between the Bank and Dr Morgan for the period from 1 March 2004 to 31 December 2007.

Exercise Price means the amount payable per Share, if any, on the exercise of a Security which:

(a)          in respect of a Performance Option, shall be the Market Price adjusted, if necessary in respect of Capital Events in accordance with clause 8; and

(b)         in respect of a Performance Share Right, shall be nil.

First Exercise Date means the earliest date that Dr. Morgan may give Notice of Exercise in respect of a Security under clause 5.2(a), being the date that Security became a Vested Security, subject to this Agreement.

Group Company means the Bank and any of its subsidiaries.

Last Employment Date means the date on which Dr. Morgan ceases to be an Employee for whatever reason.

Last Exercise Date means, in respect of each Award of Securities made pursuant to clause 3.1, the date specified as such in that clause, ending at 5.00 pm Sydney time on that day.

Listing Rules means the listing rules of the ASX as amended from time to time.

Market Price means the weighted average market price per Share (rounded to the nearest whole cent, with one-half of one cent being rounded down) of all Shares traded (excluding all trades identified by the ASX as carrying Off-SEATS condition codes and all ‘special’ market trades) on the ASX during the one week period up to and including the Determination Date or, if no Shares are traded on the ASX during that one week period, the price as determined by the Board.

Maximum TSR Ranking means the TSR Ranking equal to 75%.

Minimum Parcel means 50,000 Shares or another number of Shares determined by the Board from time to time, which need not be the same number for all purposes under this Agreement.

Minimum TSR Ranking means the TSR Ranking equal to 50%.

Notice of Exercise means a duly completed notice of exercise of a Security signed by Dr. Morgan, and lodged in accordance with clause 5.4.

Peer Group means the 100 bodies corporate comprised in the S&P/ASX 200 Index (excluding the Bank, all entities in the property trusts sector of that Index and such other entity or entities as the Board may from time to time determine) at the commencement of a Performance Period, having the highest market capitalisation at that time and ranked in descending order, from highest to lowest, according to their market capitalisation.

Performance Hurdles means performance criteria set out in clause 6.1 .

Performance Option means a right to subscribe for or acquire one Share, or such other number of Shares as determined under clause 8, for monetary consideration equivalent to the Exercise Price.

Performance Share Right means the right to subscribe for or acquire one Share, or such other number of Shares as determined under clause 8, for nil monetary consideration.

Performance Period means the period of 3 years commencing on the Commencement Date applicable to that Security.

Register means the register created and maintained by or on behalf of the Bank under and in accordance with section 170 of the Corporations Act.

Retirement means the voluntary cessation of full-time employment of Dr. Morgan with the Bank solely by reason of Dr. Morgan notifying the Board in writing of his intention to cease full-time employment with effect on 31 December 2007, or on an earlier date with the consent of the Board.

Security means a Performance Option or a Performance Share Right.

Security Interest means a mortgage, charge, pledge, lien or other encumbrance of any nature.

Shares means fully paid ordinary shares in the capital of the Bank.

Test Dare means, in respect of a Security, the third anniversary of the Commencement Date applicable to that Security.

Test Date Notice means the written notification provided to Dr. Morgan under clause 6.2(b) in respect of the Board’s determination made as of the Test Date.

Total Exercise Price means the number of Securities to be exercised in a particular case multiplied by the Exercise Price.

Trading Day means a day on which Shares are traded on the ASX.

TSR means, in respect of a body corporate, the total shareholder return (including dividends) of the body corporate being the amount calculated on the basis described in the Schedule.

TSR Ranking means the percentage ranking of the Bank and each body corporate comprising the TSR Ranking Group, ranked in descending order, from highest to lowest, according to their respective TSRs.

TSR Ranking Group means, on any Test Date, the first 50 bodies corporate of the Peer Group that remain listed on the ASX and which have published sufficient data to enable their respective TSRs to be determined for the purposes of this Agreement.

Unvested Security means a Performance Option or a Performance Share Right that is neither a Vested Security, nor a Security that has lapsed under clause 4.2.

Vested Security has the meaning given in clause 5.1.

Vesting Date means in respect of each Performance Period, the relevant Test Date.

1.2                               Interpretation

In this Agreement unless the contrary intention appears:

(a)          a gender includes all genders;

(b)         the singular includes the plural and vice versa;

(c)          a reference to any legislation or to a provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it;

(d)         headings are for convenience only and do not affect the interpretation of this Agreement;

(e)          reference to a clause, paragraph or schedule is a reference to a clause or paragraph of and a schedule to this Agreement as amended from time to time;

(f)            where any word or phrase is given a definite meaning in this Agreement, any part of speech or other grammatical form of that word or phrase has a corresponding meaning;

(g)         where the time for doing any act, matter or thing under this Agreement falls on a day which is not a Business Day, it shall be done on the next succeeding Business Day, except that if the Last Exercise Date of a Security falls on a day which is not a Business Day, it shall be brought forward to the preceding day that is a Business Day;

(h)         terms which are defined in the Corporations Act bear the same meaning when used in this document;

(i)             words and phrases defined in the Employment Agreement shall have the same meaning when used in this Agreement, unless the context requires otherwise.

2.                                      Conditions Precedent

2.1                               Shareholder Approval

The terms of this Agreement, except clause 1 and this clause 2, shall not become binding upon the parties unless and until the grant of Securities, and the allotment of Shares to be issued upon the exercise of those Securities, have been approved by a resolution of shareholders of the Bank for the purposes of Listing Rules 10.14 and 10.15A, and the entry by the Bank into this Agreement is approved by an ordinary resolution of shareholders of the Bank for the purposes of section 208 of the Corporations Act.

2.2                               Employment

No rights shall accrue to Dr Morgan under this Agreement and the Bank shall have no obligations under this Agreement in respect of the grant of any Securities, unless Dr Morgan is employed by the Bank as its Managing Director and Chief Executive Officer on the relevant date of grant prescribed in clause 3.1.

3.                                      Grant of Options and Share Rights

3.1                              Grant

Subject to the satisfaction of the conditions precedent set out in clause 2, the Bank shall grant to Dr. Morgan:

(a)          On 1 March 2004, Performance Options to subscribe for 713,000 Shares exercisable at the Exercise Price with a Performance Period commencing on 1 March 2004 and having a Last Exercise Date of 28 February 2014;

(b)         On 1 March 2004, Performance Share Rights to subscribe for 218,000 Shares for nil consideration, with a Performance Period commencing on 1 March 2004 and having a Last Exercise Date of 28 February 2014;

(c)          On 1 March 2005, Performance Options to subscribe for 715,000 Shares exercisable at the Exercise Price with a Performance Period commencing on 1 March 2005 and having a Last Exercise Date of 28 February 2015;

(d)         On 1 March 2005, Performance Share Rights to subscribe for 218,000 Shares for nil consideration, with a Performance Period commencing on 1 March 2005 and having a Last Exercise Date of 28 February 2015;

(e)          On 1 March 2006, Performance Options to subscribe for 713,000 Shares exercisable at the Exercise Price with a Performance Period commencing on 1 March 2006 and having a Last Exercise Date of 28 February 2016;

(f)            On 1 March 2006, Performance Share Rights to subscribe for 218,000 Shares for nil consideration, with a Performance Period commencing on 1 March 2006 and having a Last Exercise Date of 28 February 2016;

(g)         On 1 December 2006, Performance Options to subscribe for 594,167 Shares exercisable at the Exercise Price with a Performance Period commencing on 1 March 2007 and having a Last Exercise Date of 30 November 2016; and

(h)         On 1 December 2006, Performance Share Rights to subscribe for 181,667 Shares for nil consideration, with a Performance Period commencing on 1 March 2007 and having a Last Exercise Date of 30 November 2016.

3.2                               Terms of grant

Securities will be granted pursuant to clause 3.1 on the basis that:

(a)          Performance Options and Performance Share Rights will be granted free of charge to Dr Morgan, but Dr Morgan must pay the Exercise Price to exercise Performance Options;

(b)         the specified number of Shares in each case will be subject to adjustment in accordance with clause 8 of this Agreement;

(c)          the Performance Options and Performance Share Rights will be exercisable on and subject to the terms of this Agreement;

(d)         each Performance Option and Performance Share Right is personal to Dr Morgan and may not be exercised by any other person (except his legal personal representative) nor may it be assigned, novated, disposed of, pledged or otherwise held subject to a Security Interest or third party interest;

(e)          the Bank will not recognise and will disregard any Security Interest or third party interest;

(f)            Security does not confer on Dr Morgan the right to participate in new issues of Shares by the Bank, including by way of bonus issue, rights issue or otherwise (but Shares issued on the exercise of Securities will do so); and

(g)         Dr Morgan has no interest in any Share unless and until the related Security is exercised and Shares are allotted and issued as a result of that exercise.

4.                                      Creation and Lapse of Securities

4.1                               Creation of Securities

(a)          Securities granted under clause 3 will be created, and Dr Morgan’s title to those Securities will, subject to clause 10.2, be evidenced for all purposes by being inscribed on the Register. No certificate or other evidence of title to a Security will be issued unless required under any applicable law or the Board in its sole discretion determines otherwise.

(b)         Within 28 days after the date of grant of a Security, the Board will cause to be inscribed on the Register the number of Securities (with separate entries being made for Performance Options and Performance Share Rights) granted to Dr Morgan and will notify Dr Morgan accordingly.

4.2                               Time of lapse

A Security lapses if it has not been exercised on the earlier to occur of:

(a)          the date of lapse under clause 5.2 or clause 6.2;

(b)         the last day of any period specified in clauses 5.2(b) to 5.2(g) (inclusive) in which                        Dr Morgan may exercise a Security;

(c)          the Test Date, if the Security remains an Unvested Security on that date; and

(d)         the Last Exercise Date.

4.3                               Rights following lapse

Upon the lapse of a Security, all rights of Dr Morgan in respect of that Security cease.

5.                                      Exercise of Securities

5.1                               Vested Securities

A Security may become a Vested Security on the Vesting Date in accordance with clause 6, unless, prior to that date, that Security has lapsed under clause 4.2.

5.2                               Exercise Period

(a)          Exercise

Except as provided in clauses 5.2(b) to 5.2(g) (inclusive), a Security that is a Vested Security may only be exercised during the period commencing on the First Exercise Date and ending on the Last Exercise Date. Except as provided in clauses 5.2(b) to 5 2(g) (inclusive), an Unvested Security may not be exercised. Notwithstanding any provision in this clause 5, no Security may be exercised after the Last Exercise Date.

(b)         Retirement

If Dr Morgan ceases to be an Employee as a result of Retirement then:

(i)             Dr Morgan’s Retirement (and subsequent death) will have no effect on the status of any Securities; and

(ii)          Dr Morgan may exercise any Securities granted, the Commencement Date of which occurred before the Last Employment Date, as and when they become Vested Securities in accordance with this Agreement. All Securities granted, the Commencement Date of which has not occurred before the Last Employment Date, will lapse on the Last Employment Date.

(c)          Death or Total and Permanent Disablement

If, prior to 31 December 2007, Dr Morgan ceases to be an Employee as a result of:

(i)                                     death;

(ii)                                  Total and Permanent Disablement; or

(iii)                               a Sickness Determination by the Board, pursuant to clause 6.1 of the Employment Agreement,

all Securities granted, the Commencement Date of which occurred before the Last Employment Date, and which have not lapsed and which:

(iv)                              became Vested Securities on or prior to the Last Employment Date and remain unexercised: or

(v)                                 were Unvested Securities on the Last Employment Date but become Vested Securities as at the relevant Test Date after the Last Employment Date,

may be exercised by Dr. Morgan or his legal personal representative (as the case may be), at any time commencing on the Last Employment Date (in the case of the Vested Securities described in paragraph (c)(iv)) or the First Exercise Date (in the case of Vested Securities described in paragraph (c) (v)), as the case may be, and ending on the first to occur of:

(A) the Last Exercise Date; and

(B) the fifth anniversary of the Last Employment Date,

or such later date (being not later than the Last Exercise Date) as the Board may, in its absolute discretion, determine. All Securities granted, the Commencement Date of which has not occurred before the Last Employment Date, will lapse on the Last Employment Date.

(d)          Resignation with consent, termination without cause

If, prior to 31 December 2007, Dr Morgan:

(i)             resigns with the Board’s consent; or

(ii)          ceases to be an Employee as a result of termination for reasons other than resignation without the Board’s consent, Cause or poor performance,

all Securities that were Vested Securities on the Last Employment Date and, notwithstanding anything to the contrary in this Agreement, all Unvested Securities granted, the Commencement Date of which occurred before the Last Employment Date and which have not lapsed on the Last Employment Date, may be exercised by Dr Morgan in accordance with this Agreement at any time prior to the Last Exercise Date. All Securities granted, the Commencement Date of which has not occurred before the Last Employment Date, will lapse on the Last Employment Date.

(e)           Other Resignation, retirement or Termination

If, prior to 31 December 2007, Dr Morgan ceases to be an Employee as a result of:

(i)             his resignation (without the consent of the Board):

(ii)          retirement, (other than “Retirement”, as defined); or

(iii)       termination for Cause,

Dr Morgan may, at any time prior to the first to occur of the Last Exercise Date and the date that is 3 months after the Last Employment Date or such later date (being not later than the Last Exercise Date) as the Board may, in its absolute discretion, determine, exercise only those Securities that are Vested Securities on the Last Employment Date. All Unvested Securities will lapse on the Last Employment Date.

(f)             Termination for poor performance

If, prior to 31 December 2007, Dr Morgan ceases to be an Employee as a result of termination for poor performance pursuant to clause 6.5 of the Employment Agreement, Dr Morgan may exercise only those Securities that on the Last Employment Date:

(i)             were Vested Securities - at any time during the period ending on the earlier of the Last Exercise Date and the first anniversary of the Last Employment Date; and

(ii)          were Unvested Securities, the Commencement Date of which occurred before the Last Employment Date and become Vested Securities as at the relevant Test Date during the period of 12 months immediately succeeding the Last Employment Date - at any time during the period ending on the first anniversary of the First Exercise Date;

All Securities that on the Last Employment Date are Unvested Securities in respect of which:

(iii)       the Commencement Date has not occurred on the Last Employment Date; or

(iv)      the Test Date will not fall within 12 months of the Last Employment Date,

will lapse on the Last Employment Date.

(g)         Change in authority, status, responsibilities or duties

If, prior to 31 December 2007:

(i)             there is a material adverse change in the authority or status of Dr Morgan or his responsibilities are materially diminished; or

(ii)          the duties of Dr Morgan assigned by the Board change, or are such that they are no longer consistent with the role of Managing Director or Chief Executive Officer,

Dr Morgan may, at any time during the period commencing on the date (Relevant Date) on which any one or more of the events described in paragraph (g)(i) and paragraph (g)(ii) occurs and ending on the Last Exercise Date, exercise any Security that:

(iii)       was a Vested Security on the Relevant Date; or

(iv)      was an Unvested Security on the Relevant Date, notwithstanding anything to the contrary in this Agreement.

5.3                               Exercise of Securities in part

If Dr Morgan elects to exercise part of the Securities comprised in an Award, the Notice of Exercise must be in respect of:

(a) that number of Shares which is not less than the Minimum Parcel;

(b) multiples of a Minimum Parcel; and

(c) that number of Shares which will not leave any unexercised Securities comprised in that Award totaling less than a Minimum Parcel.

5.4                               Exercise procedure

Dr Morgan may exercise Securities by lodging a Notice of Exercise and payment in cleared funds payable to the Bank for the Total Exercise Price (if any) applicable to those Securities at the head office of the Bank for the time being.

6.                                      Performance Hurdles and Vested Securities

6.1                               Performance Hurdles

The Performance Hurdles applicable to any Performance Period relating to any Security comprised in an Award shall be as follows:

(a)          where as at any Test Date, the TSR Ranking of the Bank is less than the Minimum TSR Ranking, the number of Securities that shall become Vested Securities as at that Test Date shall be zero;

(b)         where as at any Test Date, the TSR Ranking of the Bank is equal to the Minimum TSR Ranking, the number of Securities that shall become Vested Securities as at that Test Date is the number equal to 50% of the total number of Securities comprised in that Award;

(c)          where as at any Test Date, the TSR Ranking of the Bank is equal to or greater than the Maximum TSR Ranking, the number of Securities that shall become Vested Securities as at that Test Date is the number equal to 100% of the total number of Securities comprised in that Award; and

(d)         where as at any Test Date, the TSR Ranking of the Bank is greater than the Minimum TSR Ranking and less than the Maximum TSR Ranking, the number of Securities that shall become Vested Securities as at that Test Date shall be 50% plus 2% for each whole percentage TSR Ranking above the Minimum TSR Ranking, up to a maximum of 100% of the total number of Securities comprised in that Award.

6.2                               Determination of number of Vested Securities

(a)          As soon as practicable after the Test Date applicable to any Performance Period, the Board shall determine as at that Test Date:

(i)                  the TSR Ranking Group;

(ii)               the TSR Ranking of the Bank and of each body corporate comprising the TSR Ranking Group;

(iii)            whether, and to what extent, the Performance Hurdles applicable to that Performance Period up to that Test Date have been satisfied;

(iv)           the number of Vested Securities (if any);

(v)              whether any Capital Event has occurred during the Performance Period up to that Vesting Date;

(vi)           the Exercise Price (if any); and

(vii)        the number of Unvested Securities that will automatically lapse on that day.

(b)         Following each determination made by the Board under clause 6.2(a), the Board shall provide a written notification to Dr. Morgan as to:

(i)                  whether or not the Performance Hurdles have been met;

(ii)               the number of Vested Securities (if any);

(iii)            the number of Unvested Securities;

(iv)           whether a Capital Event has occurred; and

(v)              the Exercise Price.

6.3                               Rounding of fractions

If any determination made under clause 6.2 results in there being a function of a Vested

Security, the aggregate number of Vested Securities shall be rounded, as follows:

(a) upwards to the nearest whole number, if the function is a value of 0.5 or more; and

(b) downwards to the nearest whole number, if the function is a value less than 0.5.

7.                                      Allotment of Shares

The Bank must within 28 days after receipt of a Notice of Exercise and the Total Exercise Price (if any) in respect of Securities, allot and issue to Dr. Morgan that number of Shares nominated in the Notice of Exercise.

8.                                      Capital Event

(a)          If a Capital Event occurs before the lodgment of a Notice of Exercise, the Board shall determine in respect of each Security:

(i) the number of underlying Shares; and

(ii) the Exercise Price,

by taking into account the Capital Event in a manner which is fair and equitable to Dr Morgan and which is consistent with the relevant provisions of the Listing Rules. Securities shall be reconstructed in a manner which will not result in any additional benefits being conferred on Dr Morgan which are not conferred on persons holding Shares, or vice versa.

(b)         The Board shall give notice to Dr Morgan of any determination under this clause 8.

9.                                      Ranking and listing

(a)                    Shares allotted as a consequence of the exercise of Securities will, from the date of        allotment, rank equally with all other issued Shares.

(b)                   The Bank will apply for official quotation of those Shares on each stock exchange           on which Shares are quoted in accordance with the Listing Rules.

(c)                    The Securities will not be listed for quotation on any stock exchange.

10. General

10.1                        Notices

(a)          Any notice or other communication to be given under or in connection with this Agreement:

(i)                       must be in writing;

(ii)                    must be addressed to the addressee; and

(iii)                 must be handed to the addressee or left at the address of the addressee, or sent by prepaid ordinary post to the address of the addressee or sent to the facsimile number of the addressee specified in paragraph (b) of this clause 10.1 or, if the addressee notifies another address or facsimile number, to that other address or facsimile number.

(b)         The address and facsimile number of each party is:

Bank
Address:	Westpac Banking Corporation Level 27 60 Martin Place SYDNEY NSW 2000
Facsimile:	(02) 9226 1234
Attention:	Group Executive, People & Performance (or such other person as notified from time to time).

Executive
Address:	David R Morgan C/- Level 27 60 Martin Place SYDNEY NSW 2000
Facsimile:	(02) 9223 3494

(c)          A notice or other communication takes effect from the time it is received by the addressee unless a later time is specified in that notice or other communication.

(d)         A notice or other communication is taken to be received:

(i)                  in the case of personal delivery, when delivered;

(ii)               in the case of post, on the third Business Day after posting; and

(iii)            in the case of facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the addressee.

10.2                       Error Correction

In the event that any error or mistake has been made in relation to the number of Securities the subject of:

(a) an inscription in the Register pursuant to clause 4.1; or

(b) any notification made under clause 6.2(b),

that inscription or notification, as the case may be, shall be null and void and of no effect to the extent of any such error or mistake and the Board shall correct such error or mistake and shall issue an amended notification or correct the Register.

10.3                        Remedies

Dr Morgan acknowledges and agrees that in relation to any breach of this Agreement by the Bank:

(a)     money damages are the sole and exclusive remedy available to Dr Morgan;

(b)    compensation by payment of money damages constitutes a full and adequate remedy; and

(c)     all other remedies which may (but for this clause) be available to Dr Morgan are expressly waived by Dr Morgan in consideration of the Bank entering into this Agreement.

10.4                        Governing Law

This Agreement is governed by the laws in force in New South Wales.

Executed as an agreement.

SIGNED for and on behalf of WESTPAC
BANKING CORPORATION
by the authority of the Board of Directors by
the Chairman of the Board in the presence
of:

Witness Signature	Signature of Chairman

KAREN MILLER	LEONARD ANDREW DAVIS
Name	Name of Chairman

Signed by David Raymond Morgan in the
presence of:

Witness Signature	Signature

ILANA ATLAS
Print Name

Schedule

The basis on which the TSR of the Bank and each of the bodies corporate constituting the TSR Ranking Group from time to time (the Bank and each of those bodies corporate is referred to as an entity) shall be calculated as follows:

Step 1 - calculate the average daily closing price quoted by the ASX of an ordinary share of that entity over the three months immediately preceding each Test Date;

Step 2 - add the amount calculated in Step 1 and any cash distribution under a return of capital of that entity to its shareholders generally during the relevant Performance Period up to but excluding that Test Date;

Step 3 - calculate the average daily closing price quoted by the ASX of an ordinary share of that entity over the three months immediately preceding the start of that Performance Period;

Step 4 - divide the result from Step 2 by the result from Step 3;

Step 5 - divide the amount of each dividend paid on an ordinary share of that entity during that Performance Period up to but excluding that Test Date by the closing price quoted by the ASX of the ordinary shares of that entity on the date of payment of the respective dividends. Each of those amounts is a dividend yield;

Step 6 - to each of those dividend yields in step 5, add the integer one (1). Each of those numbers is a result;

Step 7 - multiply the results from Step 6 together;

Step 8 - multiply the result from Step 4 by the result from Step 7;

Step 9 - subtract the integer one (1) from the result from Step 8;

Step 10 - multiply the result from Step 9 by 100. The result (expressed as a percentage) is the TSR for that entity.

Each calculation shall be rounded to not less than 3 decimal places, and the Board may make such other adjustments as it thinks necessary (in accordance with the principles set out in clause 8 of this Agreement) for any Capital Event of that entity during that Performance Period up to and excluding the relevant Test Date.